PROMISSORY NOTE

Fairfax, Virginia **March 1, 2012**
US $3,000,000.00

THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT (THE "SUBORDINATION AGREEMENT") DATED AS OF MARCH 1, 2012, BY AND BETWEEN WHITNEY BANK, AS BANK, AND MARK S. LORE, AS SUBORDINATED CREDITOR AND JOINED IN AND ACKNOWLEDGED BY MOBILITY FREEDOM, INC., SOUTHERN MEDICAL AND MOBILITY, INC., HASCO MEDICAL, INC. AND RIDE-AWAY HANDICAP EQUIPMENT CORP., AS BORROWER, AND HAROLD F. COMPTON, SR., AS GUARANTOR, AND EACH HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

FOR VALUE RECEIVED, the undersigned, **HASCO MEDICAL, INC.**, a Florida corporation, maker ("Maker") promises to pay to **MARK S. LORE**, individually, or order, holder ("Holder"), at such place as the Holder hereof may, from time to time, designate in writing, the total sum of US THREE MILLION & 00/100 DOLLARS (US $3,000,000.00), with simple interest payable at five percent (5%) *per annum,* payable and fully amortizing over a term of ten (10) years, in one hundred twenty (120) equal monthly installments of principal and interest totaling US THIRTY-ONE THOUSAND EIGHT HUNDRED NINETEEN & 65/100 DOLLARS (US $31,819.65) per month ("Monthly Installment"). Interest shall accrue beginning on May 1, 2012. The first Monthly Installment shall be due June 1, 2012. Maker shall continue to pay Monthly Installments of principal and interest totaling US THIRTY-ONE THOUSAND EIGHT HUNDRED NINETEEN & 65/100 DOLLARS (US $31,819.65) on the first day of each month thereafter. If not previously paid, the final Monthly Installment of principal and interest totaling US THIRTY-ONE THOUSAND EIGHT HUNDRED NINETEEN & 65/100 DOLLARS (US $31,819.65) shall be due and payable May 1, 2022. Maker may prepay

all or a portion of this promissory note (the "Promissory Note") at any time without penalty. In the event of a partial prepayment, Maker shall continue to pay the Monthly Installment of US THIRTY-ONE THOUSAND EIGHT HUNDRED NINETEEN & 65/100 DOLLARS (US $31,819.65), until this Promissory Note is paid in full.

In the event Maker shall fail to pay any one or more of the Monthly Installments when due, following ten (10) days written notice from Holder to Maker and Maker's failure to pay the Monthly Installment then due within said ten (10) day period, or upon the insolvency of Maker, appointment of a receiver of Maker's property, assignment for the benefit of creditors, commencement of any proceeding under bankruptcy or similar laws relating to the relief of debtors, voluntary or involuntary, Maker shall be in default ("Default"). Upon the occurrence of a Default, the entire principal balance due under this Promissory Note may be accelerated by Holder, at his option, and may be immediately due and payable, following written notice of acceleration from Holder to Maker. Following Default, the balance then due shall accrue simple interest at five percent (5%) per annum, plus all expenses incurred by Holder in the collection of this Promissory Note, including reasonable attorneys' fees computed on an hourly basis, but in all events not more than twenty percent (20%) of the balance of this Promissory Note then due.

Presentment for payment, notice of dishonor, protest and notice of protest, are hereby expressly waived by Maker.

This Promissory Note is made for a business purpose.

This Promissory Note shall be governed by the laws of the State of Florida. In the event litigation is instituted to enforce this Promissory Note, or to adjudicate any other

dispute arising out of relating to this Promissory Note, exclusive jurisdiction and venue for any such action shall be in either the state or federal courts serving Pinellas County, Florida.

Maker shall pay to Holder a late charge of five percent (5%) of any payment not received by Holder within ten (10) days after such payment is due.

Maker agrees to pay all costs of collection when incurred including court costs (including bankruptcy and probate proceedings), attorney's fees together with interest thereon at 5%.

No delay or omission on the part of Holder in exercising any right hereunder shall operate as a waiver of such right, or of any other right of Holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. This Note is fully negotiable. In the event any payment received by Holder shall be deemed to have been a voidable preference or fraudulent conveyance then the obligations of the undersigned shall survive and shall not be discharged by said payment notwithstanding return to Maker of this original Note. The unenforceability of any provision herein shall not affect the enforceability of any other provision herein. This Note shall inure to the benefit of and be binding upon the successors and assigns of Holder and Maker. This Note shall have the effect of an instrument executed under seal. This Note shall continue in full force and effect until all liabilities hereunder are satisfied in full.

<u>Waiver of Jury Trial</u>

The Maker hereby expressly and voluntarily waives any and all rights, whether arising under any state or U.S. Constitution, any rules of procedure, common law or

otherwise, to demand any trial by jury in any action, suit, proceeding or counterclaim involving the Holder as to any matter, claim, or cause of action whatsoever, arising out of or in any way related to this Note, or any aspect of the Holder's relationship to Maker, and agrees that any such action, suit, proceeding or counterclaim shall be tried before a judge sitting without a jury.

WITNESS THE HAND AND SEAL OF THE UNDERSIGNED:

MAKER:

HASCO MEDICAL, INC.,
a Florida corporation

By: Harold Compton, Jr. CEO
Harold Compton, Jr., CEO